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                         CONSORTIUM MEMBERSHIP AGREEMENT

This Consortium Membership Agreement ("AGREEMENT") is made between HNC SOFTWARE INC. with its principal place of business at 5930 Cornerstone Court West, San Diego, California 92121-3728 ("HNC") and ShopNow.com with its principal place of business at 411 First Avenue South, Seattle, Washington 98104 ("MEMBER"). The provisions of this Agreement shall apply to Member's provision of data to the HNC Fraud Control Consortium and the use of such data by HNC in its development of Models (as such term is defined in Section 2 of this Agreement) for use Member and other HNC clients who are members of the Fraud Control Consortium.

1.     FRAUD CONTROL CONSORTIUM

The HNC "FRAUD CONTROL CONSORTIUM" is a cooperative agreement between numerous credit, debit, and retail card issuers, merchants, processors, associations, and acquirers from around the world to have HNC act as their agent and repository for the purpose of collecting data on credit, debit, and private label (e.g., retail, oil) card transactions and accounts for the purpose of: identifying fraud trends, fraud reporting, fraud consulting, and identifying fraudulent behavior. HNC may also use Fraud Control Consortium data for research to identify new fraud patterns or different kinds of fraud.

2.     SOFTWARE LICENSE

Member agrees that joining the Fraud Control Consortium is a condition to obtaining a license to use predictive models developed by HNC which are based on Consortium Member Fraud Data (as such term is defined in Section 3 below) collected by HNC from Member and other members of the Fraud Control Consortium ("MODELS"). Member acknowledges and agrees that Member's license to use the Models and computer software programs, owned or distributed by HNC shall be governed by a separate written software license agreement (the "SOFTWARE LICENSE") which the parties may negotiate and execute subsequent to their execution of this Agreement. The software license agreement shall govern all use by Member of the Models and such computer software programs. This Agreement does not include the grant of any license or any other rights for such Models and/or computer software programs. The Software License, if executed by the parties, will supersede and replace this Agreement as of such agreement's effective date.

3.     PROVISION OF CONSORTIUM MEMBER FRAUD DATA

As a member of the Fraud Control Consortium, Member agrees to promptly provide its known fraud and non-fraud data as described in this Agreement (the "CONSORTIUM MEMBER FRAUD DATA") every month during the term of this Agreement. Such Consortium Member Fraud Data as described in this Agreement will first be provided to HNC within thirty (30) days of the Effective Date. HNC reserves the right to notify Member of any required modifications or changes to the format or context of the Consortium Member Fraud Data to be provided by Member hereunder. Member acknowledges that the Consortium Member Fraud Data that Member provides to HNC will be incorporated into the Fraud Control Consortium database on an anonymous basis and Member hereby expressly agrees that such Consortium Member Fraud Data may be perpetually used by HNC without charge to develop fraud, risk, and related models, reports and consulting activities that will be used by HNC and all members of the Fraud Control Consortium. Member shall encrypt sensitive data using Fraud Control Consortium encryption specifications as described in the Data Contribution Specifications (as defined in Section 4 below).

4.     SPECIFICATIONS FOR DATA CONTRIBUTED TO FRAUD CONTROL CONSORTIUM

Member will provide to HNC all available and legally applicable fields contained in the specifications provided to Member by HNC (the "DATA CONTRIBUTION SPECIFICATIONS") as its regular contribution to the Fraud Control Consortium. Member acknowledges and agrees that HNC may update such Data Contribution Specifications from time to time as necessary. HNC agrees to provide a Member with updates of such Data Contribution Specifications as soon as they are available for general release to all members of the Fraud Control Consortium. Member agrees to promptly acknowledge each and every receipt of such Data Contribution Specifications upon the acknowledgement form to be provided to Member by HNC with each new Data Contribution Specification.

5.     QUALITY OF DATA CONTRIBUTED TO THE FRAUD CONTROL CONSORTIUM

Member acknowledges that one of the aims of joining the Fraud Control Consortium is to help members reduce their fraud losses. For that reason, Member acknowledges and agrees that for the Fraud Control Consortium to equally benefit all Consortium members, each member must contribute data that is complete and meets the Data Contribution Specifications. Should HNC find, while processing Member's Consortium Member Data for inclusion in the Fraud Control Consortium that Member's Consortium Member Data is incomplete or contains inaccuracies, then HNC will promptly notify Member and Member will make every reasonable effort to correct its Consortium Member Fraud Data contributed and will use diligent efforts to prevent any similar problems with any future contributions of its Consortium Member Fraud Data.

5.     OWNERSHIP

HNC shall own any derived data variables from any such Consortium Member Fraud Data collected by HNC as part of the Fraud Control Consortium.

6.     SPECIFICATIONS FOR DISPLAY OF FRAUD CONTROL CONSORTIUM LOGO

Member agrees to use diligent efforts to display on each customer merchandise and/or service order form the "Consortium Logo" only in the manner described in the "Fraud Control Consortium Logo Specifications" to be provided to Member with the Data Contribution Specifications. Subject to the limited rights of Member to display the Consortium Logo in accordance with this Agreement, HNC retains all worldwide right, title, and ownership in and to the Consortium Logo.

7.     TERM AND TERMINATION

7.1    TERM

This Agreement shall commence on its Effective Date and shall remain in effect until terminated in accordance with this Section 7.

7.2    TERMINATION OF AGREEMENT

Either party may terminate this Agreement at any time by providing the other party with ninety (90) days' advance written notice. However, HNC may terminate this Agreement (and Member's membership in the Fraud Control Consortium) in its sole discretion without notice in the event Member is unwilling or unable to provide Consortium Fraud Data to HNC in accordance with the Data Contribution Specifications and Section 5 of this Agreement.

7.3    TERMINATION FOR BREACH

A party may terminate this Agreement if the other party is in material breach and has not cured the breach within thirty (30) days of written notice specifying the breach.

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7.4    EFFECT OF TERMINATION

Upon termination of this Agreement, Member shall no longer be required to provide Consortium Member Fraud Data. However, termination of this Agreement shall not limit either party from pursuing any other remedies available to it, including injunctive relief. The parties' rights and obligations under Sections 2, 5, 7.4, 8.1, 8.4, 8.5, and 8.6 shall survive termination of this Agreement.

8.     GENERAL

8.1    NONDISCLOSURE

The parties may provide to one another information that is confidential ("Confidential Information"). Confidential Information shall include, without limitation, the following: Consortium Member Data, information regarding the financial and/or business operations of each party, including, but not limited to, marketing and product plans, ideas, concepts, business plans, financial condition, employees, inventions, algorithms, decision technology and/or models, processes, designs, specifications, drawings, samples, improvements, developments, applications, engineering, manufacturing and marketing data and plans, software code (object and source), functionality, security procedures and approaches, know-how, customer names and information, experimental work, distribution arrangements and trade secrets, and/or ideas. Confidential Information shall not include (a) Consortium Member Data that has been processed by HNC and incorporated into the Models; (b) the specific identification of Member as a member of the Fraud Control Consortium to other members of the Fraud Control Consortium; and/or information which: (c) is or becomes a part of the public domain through no act or omission of the receiving party; (d) was in the receiving party's lawful possession prior to the disclosure and had not been obtained by the receiving party either directly or indirectly from the disclosing party; (e) is lawfully disclosed to the receiving party by a third party without restriction on disclosure;
(f) is independently developed by the receiving party; or (g) is disclosed by operation of law (provided that the receiving party shall give the disclosing party prompt written notice of any subpoenas issued to the receiving party requesting disclosure of such Confidential Information so that the disclosing party may, at its own expense and with the reasonable cooperation of the receiving party, seek a protective order with respect to such disclosure). The parties agree to hold each other's Confidential Information in confidence during the term of this Agreement and for a period of five years after this Agreement is terminated.

8.2    PUBLICITY

Subject to the other party's prior written consent as to form and substance (which shall not be unreasonably withheld), either party may include the other party's name in its marketing and promotional materials regarding the Fraud Control Consortium.

8.3    RELATIONSHIP BETWEEN THE PARTIES

HNC is an independent contractor; nothing in this Agreement shall be construed to create a partnership, joint venture, or agency relationship between the parties. Each party will be solely responsible for payment of all compensation owed to its employees, as well as employment related taxes. Each party will maintain appropriate worker's compensation insurance for its employees as well as general liability insurance.

8.4    LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA, OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.5    GOVERNING LAW

This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the laws of the State of California, United States of America.

8.6    LEGAL EXPENSES

If any action or proceeding is brought for the enforcement of this Agreement, or because of an alleged or actual dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding in addition to any other relief to which it may be entitled.

8.7    NOTICE

All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed by first class mail to the first address listed at the top of this first page of this Agreement.

8.8    SEVERABILITY

In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force.

8.9    WAIVER

The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach. Except for actions for nonpayment or breach of either party's intellectual property rights, no action, regardless of form, arising out of this Agreement may be brought by either party more than two years after the cause of action has accrued.

8.10    ENTIRE AGREEMENT

This Agreement constitutes the complete agreement between the parties regarding the subject matter hereof and supersedes all previous and contemporaneous agreements, proposals, or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party.

THE EFFECTIVE DATE OF THIS AGREEMENT SHALL BE MAY 4, 1999.
MEMBER, BY VIRTUE OF THE SIGNATURE OF ITS AUTHORIZED REPRESENTATIVE APPEARING BELOW, AGREES TO THE TERMS AND CONDITIONS OF THIS AGREEMENT AND FURTHER AGREES TO JOIN THE FRAUD CONTROL CONSORTIUM.

EXECUTED BY MEMBER:

Authorized Signature:    /s/ Alan Koslow
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Name:                        Alan Koslow
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Title:                  E.V.P. Finance/General Counsel
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EXECUTED BY HNC:

Authorized Signature:    /s/ R.V. Thomas
                        ---------------------------------
Name:                        R.V. Thomas
                        ---------------------------------
Title:                       CFO
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